Putnam Massachusetts Tax Exempt Income Fund, May 31, 2005, annual shareholder report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management has
assumed $16,264 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	10,423
		Class B	2,589
		Class C	43

72DD2		Class M	178

73A1		Class A	0.3723
		Class B	0.3098
		Class C	0.2958

73A2		Class M	0.3435

74U1		Class A	27,763
		Class B	7,213
		Class C	207

74U2		Class M	517

74V1		Class A	9.63
		Class B	9.63
		Class C	9.64

74V2		Class M	9.63